UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.         Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on September 29, 2010, at 10:00 a.m., Pacific time, at the Courtyard by Marriott, 700 West Huntington Drive, Monrovia, California 91016. The following is a brief description of matters voted upon at the meeting:

Proposal 1 — Election of Directors

The Company’s stockholders elected the three persons nominated by the Board of Directors as Class I directors for a three-year term as follows:

	Number of Shares
Name of Director	For	Withheld	Broker Non-Votes
Kenneth R. Baker	16,512,029	193,240	3,043,700

Murray Gell-Mann	16,115,201	590,068	3,043,700

Charles R. Holland	15,643,230	1,062,039	3,043,700

Each of the above directors shall serve for a term of three years and until their successors have been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011. The Company’s stockholders ratified the selection of Ernst & Young LLP as follows:

Number of Shares
For	Against	Abstain
19,399,943	314,284	34,742

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 4, 2010	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, President and Chief Executive Officer